Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax (303) 894-2242

  (stamp RECEIVED                                   (STAMP 19991161412 C
    SEP 23 1999                                          $   5.00
 Cudd and Associates                                  SECRETARY OF STATE
  ATTORNEYS AT LAW)                                  08-27-1999  13:01:15)


Please Include a typed
self-addressed envelope

MUST BE TYPED
FILING FEE: $5.00
MUST SUBMIT TWO COPIES

                           CERTIFICATE OF CORRECTION

Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST:   The exact name of the corporation is Nicklebys.com, Inc.
                                              -------------------

organized under the laws of Colorado
                            --------

SECOND: Description of the documents being corrected (i.e.. Articles of Incorporation, Amendment, Merger or attached copy of the document:
         Articles of Incorporation
         -------------------------

THIRD:   Date document was filed January 13, 19 99.
                                 ------------------

FOURTH:  Statement of incorrect information:

          The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 33,000,000 of which 3,000,000 shall be shares of preferred stock, $.001 par value per share and 100,000,000 shall be shares of common stock, $.0001 par value per share, and the designations, preferences, limitations, and relative rights of the shares of each class shall be as follows:

FIFTH:   Statement of corrected information:

          The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 33,000,000 of which 3,000,000 shall be shares of preferred stock, $.001 par value per share, and 30,000,000 shall be shares of common stock, $.0001 par value per share and the designations, preferences, limitations, and relative rights of the shares of each class shall be as follows:





                                     Signature /s/ Bruce A. Capra
                                               -------------------------------



                                     Title /s/ CEO
                                           -----------------------------------




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